Exhibit 23.3




Deloitte & Touche LLP
Brunswick House
44 Chipman Hill
P.O. Box 6549, Station A
Saint John, New Brunswick
P2L 4R9

Tel: (506) 632-1080
Fax: (506) 632-1210 (7th floor)
Fax: (506) 632-9460 (8th floor)

                                                                       Deloitte
                                                                       & Touche







                          CONSENT OF DELOITTE & TOUCHE



I hereby consent to the inclusion of the report of Deloitte & Touche on the financial statements of New Brunswick Power Corporation for the fiscal year ended March 31, 2001 as Exhibit (g) to the Annual Report on Form 18-K of the Province of New Brunswick for the fiscal year ended March 31, 2001, and to the incorporation by reference of such report in the Registration Statement of the Province of New Brunswick with which this consent is filed.





/s/ Deloitte & Touche LLP
Chartered Accountants
Saint John, New Brunswick















Deloitte
Touche
Tohmatsu